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                                                                    EXHIBIT 10.1


                            FIRST AMENDMENT TO THE
                             AMENDED AND RESTATED
                    PAYMENTECH, INC. 1996 STOCK OPTION PLAN
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       WHEREAS, Paymentech, Inc. a Delaware corporation (the "Company"), has heretofore maintained the Amended and Restated Paymentech, Inc. 1996 Stock Option Plan (the "Plan") for the benefit of certain of its employees; and

       WHEREAS, the Company considers it advisable to amend the Plan to increase the number of shares of Common Stock of the Company, par value $.01 per share, subject to the Plan; and

       WHEREAS, based upon the approval of the stockholders of the Company at the Annual Stockholders Meeting on December 3, 1997, the Board of Directors of the Company, pursuant to Section 8 of the Plan, has the authority to amend the Plan;

       NOW, THEREFORE, effective as of the December 3, 1997 (the "Effective Date"), the Company hereby amends the Plan by deleting Section 3 of the Plan in its entirety and inserting therefore the following:

       3.  Stock Reserved for the Plan.  The shares subject to the Plan shall
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consist of 6,500,000 shares of Common Stock, subject to adjustment pursuant to
Section 4(h) hereof, which may be either authorized but unissued shares or previously issued shares reacquired and held by the Company. If any outstanding Option under the Plan for any reason expires or is cancelled or otherwise terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

       IN WITNESS WHEREOF, the Company has adopted this amendment as of the Effective Date.

                                       PAYMENTECH, INC.



                                       /s/  Philip Taken
                                       --------------------------------
                                       Philip Taken
                                       Chief Administrative Officer
                                       General Counsel and Secretary